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                                                                EXHIBIT 21
                                                                ----------

                                  SUBSIDIARIES

      The following is a list of the subsidiaries of Mark IV Industries, Inc. at May 1, 1997. Except as otherwise indicated, the names of indirectly- owned subsidiaries are indented under the names of their immediate parent.

Dayco Products, Inc. (Delaware)
    Controladora Dayco SA de C.V. (Mexico)
          Dayco Products S.A. de C.V. (Mexico)
          Industrial de Plasticos Y Elastmeros, S.A. (Mexico)
    Dayco Canada Holdings, Inc. (Canada)
    Mark IV Industries Canada Inc. (Canada) (100% owned, in the aggregate, by
     Dayco Products, Inc.; Purolator Products NA, Inc. and Purolator Products
     Co.)
          Mark IV Industries Limited (Canada)
    Dayco Europe S.p.A. (Italy)
        Dayco SACIC S.A. (Belgium)
           Prelasti S.A. (Belgium) (50% ownership)
        Dayco PTI S.A. (Spain)
        Dayco PTI GmbH (Germany)
        Tubi Speciali Auto S.p.A. (Italy)
    Mark IV Automotive AB (Sweden)
        Dayco Hevas AB (Sweden)
        Dayco Bjorkmans AB (Sweden)
    Dayco Ireland (Ireland)
        Cifra SRL (Italy) (75% ownership)
          CTM Cinotto Tenomeccanica S.p.A. (Italy)
    Dayco Distributing, Inc. (Kentucky)
    Imperial Eastman Acquisition Corp. (Delaware)
Purolator Products Company (Delaware)
    Cal-Facet, Inc. (Delaware)
    Facet Advanced Technology Company (Delaware)
       Purodenso Partnership (owned 50% by Facet Advanced Technology Company) Facet Enterprises, Inc. (Delaware)
    Facet Export Corporation (Delaware)
    Facet Fuel Systems, Inc. (Delaware)
       Facet Aerospace Products Company (Delaware)
    Facet Industrial U.K. Limited (United Kingdom)
       Facet Iberica, S.A. (Spain) (100% owned, in the aggregate, by Purolator Products Company; Facet Italiana SpA, and Facet
         Industrial U.K.)
    Facet Industrial B.V. (Netherlands)
       Purolator Filter GmbH (Germany) (100% owned, in the aggregate, by Facet
        Industrial B.V. and Purolator Products Company)
    Facet International, Inc. (Delaware)
    Facet Italiana S.p.A (Italy)
       Facet FCE S.A.R.L. (France) (100% owned, in the aggregate, by Facet
        Italiana SpA and Facet Industrial U.K. Limited)
    George W. Dahl Company, Inc. (Delaware)
    Purolator Products Air Filtration Company (Delaware)
    Purolator Products NA, Inc. (Delaware)
    Woods Liquidating Corporation (Delaware)
Mark IV Holdings, S.A. (Belgium)
Mark IV PLC (United Kingdom)
     Dayco Europe Ltd. (United Kingdom)
     Caplugs Ltd. (United Kingdom)



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     Klark Teknik Electronics, Inc. (New York)
     Mark IV Ventures Ltd. (United Kingdom)
Pietranera S.r.L. (Italy) (100% owned, in the aggregate by the
  Company and Armtek International Holding Company, Inc.)
F-P Technologies Holding Corporation (Delaware) (100% owned in the aggregate by the Company and Mark IV Industries Ltd.)
Gulton-Statham Transducers, Inc. (Delaware)
F-P Displays, Inc. (Massachusetts)
Mark IV Holding AG (Switzerland)
         F-P Displays AG (Switzerland)
Mark IV France S.A.S. (France)
         Dayco Products - Europe S.A.R.L. (France)
         Gulton S.A. (France)
         SLE  S.A.R.L. (France)
Kirkhof/Goodrich Corp. (Delaware)
Armtek International Holding Company, Inc. (Delaware)
     Dayco Pacific Pty. Limited (Australia) (100% owned, in the aggregate, by the Company, Armtek Int'l Holding Company,Inc. and Dayco Products, Inc.)
          Dayco Products Singapore PTE Limited (Singapore)
            Dayco TSA Singapore PTE Limited (Singapore) (66% owned by Dayco
             Products Singapore PTE Limited)
     Dayco Products United Kingdom, Inc.(Delaware)
Mark IV Industries GmbH (Germany)
     Mark IV Vertriebs GmbH (Germany)
     Dayco Europe GmbH (Germany)
     Mark IV Audio Deutschland GmbH (Germany)
Eagle Funding Corporation (Delaware)
Automatic Signal/Eagle Signal Corp.(Delaware)
Clarke Container Company, Inc. (New York)
Glar-Ban Incorporated (New York)
Mark IV Holdings Inc. (Delaware)
     Mark IV Industries Overseas, Ltd. (Barbados)
Aerospace Sub, Inc. (Delaware)
Mark IV Industries Ireland (Ireland) (100% owned, in the aggregate,  by the
 Company and Mark IV Holdings, Inc.)
Mark IV IVHS, Inc. (Delaware)
NRD, Inc. (New York)
Lum-Eag Holdings (Ireland) (100% owned, in the aggregate, by Mark IV
  Industries, Inc. and Dayco Products, Inc.)
    Luminator Holding, LLC (New York) (100% owned, in the aggregate, by Dayco
     Products, Inc. and Lum-Eag Holdings)
       Luminator Service, Inc. (New York)
Mark IV Automotive do Brasil Ltda (Brasil) (100% owned, in the aggregate by
  Mark IV Industries, Inc. and Dayco Europe SpA)
     Daytec Tecolan S.A. (Brazil) (60% ownership)
     Dayco Tecalon Brasileira de Auto Pecas S.A. (Brazil)(24% ownership)
Dayco Argentina (Argentina) (100% owned in the aggregate by Mark IV
  Industries, Inc. and Dayco Europe SpA)